Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

First Business Financial Services, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-183274, 333-231418, 333-248131, 333-256132, and 333-272174 on Form S-8 and 333-263296 on Form S-3 of First Business Financial Services, Inc. of our report dated February 25, 2026 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Oakbrook Terrace, Illinois

February 25, 2026